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                                  EXHIBIT 10.1





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                          ADDENDUM TO LEASE AGREEMENT


State of Texas
County of Dallas


                                  Witnesseth:

Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions and covenants in that certain Lease Agreement dated July 17, 1986 and all subsequent modifications to that Lease Agreement, between Lessor and Lessee, for the rental of the described property:

         A. The leased premises shall be increased to include 4, 196 square feet on the second floor, adjacent to Suite 205, currently occupied by Tenant. This will bring total square footage leased to 20, 581 square feet.

         B. The "Lease term" in 1(d) shall be a period of 60 months, commencing on October 1, 1995 and ending on September 30, 2000.

         C. The "Basic rental" in 1(e) shall be increased to $10.00 per square foot for a total of $1,029,050.

         D.      The "Monthly rental installment" in 1(f) shall be $17,150.83.

         E. "Base expense rate" in Exhibit B for 1996 through 2000 is changed to actual operating expense for 1995. Tenant's proportionate share increases to 45%.

         F. Balance of $29,892.39 remaining on prior construction costs shall be offset by increase in basic rental of $14,746.50, and a check payable by Tenant to Landlord prior to October 1, 1995 in the amount of $15,149.89.

         G. Landlord shall provide an allowance of up to $6.00 per square foot to be used toward refurbishment (i.e. carpet, vinyl, paint) of the downstairs premises.

         H. Landlord shall provide a construction allowance of up to $10.00 per square foot for the remodeling of the upstairs premises.

         I. Tenant may construct a monument sign(s) at either drive entering the property. Landlord shall approve any sign(s) prior to construction of such sign(s). All costs for sign(s) shall be born by Tenant.


LANDLORD:                                        TENANT:
LABORERS NATIONAL PENSION FUND                   VOICE CONTROL SYSTEMS, INC.


BY:/s/ Ann Sizemore                              BY: /s/ Peter J. Foster
   ---------------------------                   -----------------------------

ITS:  Fund Administrator                         ITS:  Chief Executive Officer

DATE:  9/8/95                                    DATE:  9/8/95





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